Exhibit 10.34

FOURTH AMENDMENT TO MULTI-TENANT OFFICE LEASE

This FOURTH AMENDMENT TO MULTI-TENANT ,OFFICE LEASE (this "Fourth Amendment") dated for reference purposes only as of August 10, 2016, is entered into by and between LBA REALTY FUND III-COMPANY XII, LLC, a Delaware limited liability company ("Landlord"), and INPHI CORPORATION, a Delaware corporation ("Tenant").

R E C I T A L S:

A.     Pursuant to that certain Multi-Tenant Office Lease (FSG) dated June 4, 2010 (the "Original Lease"), by and between Landlord (as successor-in-interest to LBA REALTY FUND III-COMPANY XII, LLC) and Tenant, as amended by that certain First Amendment to Multi- Tenant Office Lease dated March 7, 2011 (the "First Amendment"), that certain Second Amendment to Multi-Tenant Office Lease dated September 30, 2012 (the "Second Amendment"), and as amended by that certain Third Amendment to Multi-Tenant Office Lease dated as of July 31, 2013 (the "Third Amendment") (the Original Lease, as amended by the First Amendment, Second Amendment and the Third Amendment, is referred to herein as the "Lease"), Tenant currently leases from Landlord (i) those certain premises commonly known as Suite 100 containing approximately 29,090 rentable square feet, (ii) those certain premises commonly known as Suite 180 containing approximately 10,905 rentable square feet, (iii) those certain premises containing approximately 527 rentable square feet and identified as Expansion Space B in the Second Amendment, and (iv) that certain storage space commonly known as Suite 161 consisting of approximately 967 rentable square feet (collectively, the "Current Premises") within the building located at 112 South Lakeview Canyon Road, Westlake Village, California (the "Building").

B.     Tenant desires to expand the Current Premises by leasing storage space in the Building from Landlord, and Landlord is willing to lease such additional space to Tenant to expand the Current Premises; and Landlord and Tenant desire to terminate the Lease in connection with Suite 161. The parties desire to amend the Lease in order to provide, among other things, for such expansion of the Current Premises and Lease termination in connection with Suite 161, upon the terms and conditions set forth below.

C.	Capitalized terms not defined herein have the meanings given to such terms in the Lease.

  NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Fourth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT:

1.     Storage Expansion Space. Tenant hereby agrees to lease from Landlord, and Landlord hereby agrees to lease to Tenant, that certain storage space premises commonly known as Suite 162 containing approximately 1,675 rentable square feet as shown on Exhibit A attached hereto (the "Storage Expansion Space"), on the terms and conditions in the Lease and as otherwise hereinafter set forth. As of the Storage Expansion Space Commencement Date (as defined in Section 2 below), Exhibit A attached hereto showing the Storage Expansion Space is hereby incorporated into and made a part of the Lease, and all references in the Lease to the defined term "Premises" shall mean and refer to the Current Premises plus the Storage Expansion Space. Tenant's use and occupancy of the Storage Expansion Space shall be in accordance with all of the terms and conditions of the Lease as amended by this Fourth Amendment (the "Amended Lease"); provided, however, that: (i) Tenant shall only have the right to use the Storage Expansion Space for storage purposes and for no other use, and Tenant shall have no right to use the Storage Expansion Space for the Permitted Use, and (ii) Tenant shall have no obligation to pay Excess Expenses, Excess Taxes, Excess Insurance Costs and Excess Utilities Costs applicable to the Storage Expansion Space.

2.     Storage Expansion Space Commencement Date. The Term as to the Storage Expansion Space (the "Storage Term") shall commence on the date that Landlord delivers the Storage Expansion Space to Tenant following the mutual execution and delivery of this Fourth Amendment by the parties (the "Storage Expansion Space Commencement Date" or "SESCD"), and the Storage Term shall expire coterminously with the expiration of the Term of the Lease on December 31, 2017 (the "Expiration Date").

3.     Suite 161. Landlord and Tenant acknowledge Tenant currently occupies Suite 161 as part of the Premises pursuant to the terms of the Lease, and Tenant shall continue such occupancy until three (3) days after the SESCD (the "Surrender Date"). On or before the Surrender Date, Tenant shall vacate and surrender Suite 161 to Landlord in its current as-is condition without any restoration obligations by Tenant, and all Tenant's obligations and rights in connection with Suite 161 shall cease as of the day before the SESCD and Suite 161 shall no longer be part of the Premises as of the SESCD.

4.     Monthly Base Rent for the Storage Expansion Space. As of the SESCD and continuing until the Expiration Date, Tenant shall pay Monthly Base Rent for the Storage Expansion Space in the amount of $3,350.00 per month, prorated accordingly for any partial months if the SESCD is not on the first date of a month.

5.     Condition of the Storage Expansion Space. Tenant acknowledges that, Landlord shall not be obligated to refurbish or improve the Storage Expansion Space in any manner whatsoever or to otherwise provide funds for the improvement of the Storage Expansion Space in conjunction with this Fourth Amendment, and Tenant hereby accepts the Storage Expansion Space "AS-IS" subject to any Landlord's obligations to maintain or repair the Premises set forth in the Lease. Tenant further acknowledges that except as expressly provided in the Lease and this Fourth Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Storage Expansion Space, the improvements, refurbishments, or alterations therein, or the Building or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant's business and that all representations and warranties of Landlord, if any, are as set forth in the Lease and this Fourth Amendment.

6.     Condition of the Current Premises. Tenant acknowledges that it is presently in possession of the Current Premises and is fully aware of the condition of the Current Premises.

Tenant acknowledges that Landlord shall not be obligated to refurbish or improve the Current Premises in any manner whatsoever or to otherwise provide funds for the improvement of the Current Premises in conjunction with the Modified Term. Tenant further acknowledges that except as expressly provided in the Lease or this Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Current Premises, the improvements, refurbishments, or alterations therein, or the Building or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant's business and that all representations and warranties of Landlord, if any, are as set forth in the Lease.

7.     Accessibility. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Amendment neither the Current Premises, the Storage Expansion Space, nor the Building has undergone inspection by a Certified Access Specialist.

8.     Brokers. Tenant and Landlord represent and warrant to each other that other than Cresa, representing Tenant, no broker, agent or finder, negotiated or was instrumental in negotiating or consummating this Fourth Amendment, and Landlord shall pay all commissions in connection with this Fourth Amendment. Tenant further agrees to defend, indemnify and hold harmless Landlord from and against any claim for commission or finder's fee by any other person or entity who claims or alleges that they were retained or engaged by Tenant or at the request of Tenant in connection with this Fourth Amendment. Landlord further agrees to defend, indemnify and hold harmless Tenant from and against any claim for commission or finder's fee by any other person or entity who claims or alleges that they were retained or engaged by Landlord or at the request of Landlord in connection with this Fourth Amendment.

9.     Authority. Each signatory of this Fourth Amendment on behalf of each of Landlord and Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

10.    Representations and Warranties. Tenant hereby represents, warrants, and agrees that: (1) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (2) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; and (3) Tenant has no current offset or defense to its performance or obligations under the Lease.

11.     No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Fourth Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Fourth Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall apply and govern the parties. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date set forth above.

Tenant:

Inphi Corporation,

a Delaware corporation

By: /s/ John S. Edmunds

Name:   John S. Edmunds

Title:     CFO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Landlord:

LBA REALTY FUND III-COMPANY XII, LLC,

a Delaware limited liability company

By:         LBA Realty Fund III, L.P.,

a Delaware limited partnership, its sole Member and Manager

By:          LBA Management Company III, LLC,

a Delaware limited liability company,

its General Partner

By:         LBA Realty LLC,

a Delaware limited liability company,

its Manager

By:         LBA Inc.,

a California corporation,

its Managing Member

By: /s/ Joe Suzuki

Name: Joe Suzuki

Title: Vice President Regional Operations Manager

EXHIBIT A

STORAGE EXPANSION SPACE

EXHIBIT A